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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

CORPORATE REALTY INCOME FUND I, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15796	13-3311993
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

	475 Fifth Avenue, New York, New York	10017
	(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 696-0701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.

475 Fifth Avenue Sale Agreement

     On November 17, 2006, Registrant’s wholly-owned subsidiary partnership (the “Subsidiary Partnership”) entered into a Purchase and Sale Agreement (the “475 Fifth Avenue Sale Agreement”) with 350 Park TMG LLC (“Purchaser”) to sell, transfer, grant and assign the land, building and other improvements, leases, rents, security deposits, and other rights and property known as 475 Fifth Avenue situated in New York, New York.

     The Subsidiary Partnership owns fee title to 475 Fifth Avenue, subject to the lien of a first mortgage loan (the “475 Loan”) with an outstanding principal balance of approximately $30,055,000. 475 Fifth Avenue is a 23-story office building with approximately 19,150 square feet of retail space on the first floor and basement, 234,000 square feet of office space, and 5,300 square feet of basement storage space. As of October 31, 2006, approximately 72.0% of the rentable square footage of office and retail space in the building was leased (including approximately 74.0% of the office space and 47.6% of the retail space), at an average current base rent (without reduction for any free rent periods) of approximately $41.35 per square foot (approximately $35.01 per square foot of office space and $161.89 per square foot of retail space). Following is a schedule of the expirations of such leases. The preceding occupancy and rental rates and the following schedule include approximately 3,550 square feet occupied by Registrant as its principal office at a base rent of $41.75 per square foot.

Expiration Year	Approximate Square Feet	% of Total	Avg. Current Rent/Sq. Ft.

2006	9,962	3.9%	$ 31.19
2007	11,389	4.5%	$ 30.89
2008	58,714	23.2%	$ 30.62
2009	16,341	6.5%	$ 37.79
2010	21,352	8.4%	$ 39.97
2012	2,663	1.1%	$ 121.10
2013	5,472	2.2%	$ 39.20
2015	7,671	3.0%	$ 39.88
2016	26,565	10.5%	$ 71.18
2017	7,671	3.0%	$ 45.00
2018	14,470	5.7%	$ 36.41

     The Subsidiary Partnership may prepay the 475 Loan, in full but not in part, on the first day of any calendar month and upon at least 30 days’ prior written notice, upon payment of all accrued and unpaid interest and any fees and costs, together with an additional payment equal to the greater of (i) an amount equal to one percent (1%) of the then outstanding principal amount or (ii) a yield maintenance amount equal to the present value of a series of monthly amounts assumed to be paid from the date of prepayment through the maturity date of the 475 Loan. The yield maintenance amount preserves for the holder of the 475 Loan a fixed yield tied to a United States Treasury obligation with a term equal to that remaining on the 475 Loan on the date of prepayment. The General Partners estimate that the additional payment due if the 475 Loan is prepaid on February 1, 2007 would be approximately $2,815,000.

     The sale price to be paid by Purchaser for 475 Fifth Avenue is $160,000,000 (the “Purchase Price”). The Purchase Price, plus or minus any closing adjustments, is payable in immediately available U.S. funds at the closing of the purchase and sale (the “Closing”). In addition to the Purchase Price, Purchaser shall pay to the Subsidiary Partnership $1,000,000 on account of the prepayment amount the Subsidiary Partnership is required to pay to the holder of the 475 Loan. Purchaser is required to pay into escrow the sum of $16,000,000, which will be held in an interest bearing account, as an earnest money deposit towards the Purchase Price. Closing of the purchase and sale of 475 Fifth Avenue will be in escrow through Commonwealth Land Title Insurance Company and the balance of the Purchase Price will be released to the Subsidiary Partnership upon recording of the deed or issuance of a title policy by the title company.

     Closing adjustments include utilities bills (any deposits remain the Subsidiary Partnership’s), collected rents and other payments from tenants (any security deposits held by the Subsidiary Partnership will be credited to Purchaser), real estate taxes, escrow and closing fees to Escrow Holder (which will be paid one-half by each of the Subsidiary Partnership and Purchaser), and recording fees.

     Prior to execution of the 475 Fifth Avenue Sale Agreement, Purchaser was furnished with a title commitment, a copy of all recorded documents referred to in the title commitment as exceptions to title, and a survey of the building from the Subsidiary Partnership. Purchaser has agreed to acquire 475 Fifth Avenue subject to any exceptions to title other than those specified in an exhibit to the 475 Fifth Avenue Sale Agreement. Prior to the Closing, Purchaser shall have the right to disapprove in writing any additional item not set forth in the title commitment that the title company intends to show as an exception to title. Any such additional item not specifically disapproved in writing within three (3) business days following Purchaser’s receipt of an update to the title commitment showing such additional item shall be deemed approved. The Subsidiary Partnership shall have until Closing to remove or, with Purchaser’s approval, cause the title company to “insure over” any such objection. The Subsidiary Partnership may extend the Closing by up to 30 days to remove or cause the title company to “insure over” any such disapproved item or terminate the 475 Fifth Avenue Sale Agreement unless Purchaser elects to proceed to Closing and take title subject to any such objections.

     The sale of 475 Fifth Avenue is not subject to Purchaser’s due diligence or other investigation. The sale of the building is subject to Registrant’s obtaining the consent of its partners and unitholders, which consent must be obtained by December 15, 2006. Upon delivery to Purchaser of the written consent of Registrant’s partners and unitholders, $5,000,000 of the earnest money deposit shall be released out of escrow to the Subsidiary Partnership; however, that sum shall remain a part  of the earnest money deposit and shall be subject to return to Purchaser in the event Purchaser becomes entitled to a refund of such deposit. In the event Registrant does not obtain such consent of its partners and unitholders by December 15, 2006, Purchaser shall have the right to terminate the 475 Fifth Avenue Sale Agreement or demand that Registrant continue its efforts to obtain such consent for an additional period of 14 days. If Registrant does not obtain such consent within such extension period, the 475 Fifth Avenue Sale Agreement will terminate. In the event of such a termination, Purchaser shall have a right of first offer, for a period of one year from the date of such termination, to purchase 475 Fifth Avenue for the gross purchase price at which the Subsidiary Partnership may propose to sell the property.

     The Closing of the purchase and sale of 475 Fifth Avenue will occur on February 1, 2007, subject to extension by not more than five (5) business days by each of the Subsidiary Partnership and Purchaser and subject to the Subsidiary Partnership’s further right to extend the Closing by not more than 30 days each to the extent necessary to obtain tenant estoppel certificates and/or to pay off the 475 Loan.

     Upon the Closing, Purchaser will release the Subsidiary Partnership from and waive all claims and liability which Purchaser may have against the Subsidiary Partnership for any structural, physical and environmental condition of 475 Fifth Avenue including, without limitation, the presence, discovery, or removal of any hazardous materials in, at, about, or under 475 Fifth Avenue.

     The Subsidiary Partnership will pay sales commissions to third parties aggregating $2,415,000 in connection with the sale of 475 Fifth Avenue to Purchaser. The Subsidiary Partnership must also pay escrow fees, transfer taxes, title insurance premium, and other customary closing costs estimated to aggregate $5,120,000 in connection with a sale of 475 Fifth Avenue. The Subsidiary Partnership acquired 475 Fifth Avenue in December 1996 for a purchase price of approximately $27,440,000, inclusive of capitalized costs and related costs. At December 31, 2005, 475 Fifth Avenue had a book value estimated at approximately $30,939,000, net of accumulated depreciation.

      Registrant intends to distribute the net proceeds from the sale of 475 Fifth Avenue to its partners and unitholders, after paying and reserving for liabilities. This proposed sale is an integral part of a plan of dissolution and liquidation, which is dependent upon Registrant’s ability to sell 475 Fifth Avenue and its properties in Monterey Park, California and San Antonio, Texas. Registrant intends to solicit, in December 2006, the consent of its unitholders to the sale of its three remaining properties and the dissolution and liquidation of the partnership. Based upon the purchase prices set forth in the purchase and sale agreements described in this Current Report on Form 8-K and the anticipated sales price of Registrant’s property in San Antonio, Texas, the General Partners estimate that each depositary unit of limited partnership interest would receive a distribution of approximately $40. There is no assurance that any or all of Registrant’s properties will be sold or the terms of any such transactions, that the unitholders will consent to such sales and liquidation, or the amount of any distributions that may be made to unitholders.

     There is no assurance that Purchaser will consummate a purchase of 475 Fifth Avenue or the final terms of any such transaction.

Kotura Sale Agreement

     Registrant entered into a Purchase and Sale Agreement dated as of November 20, 2006 (the “Kotura Sale Agreement”) with Heartland Investments, Inc. (“Purchaser”) to sell, transfer, grant and assign the land, building and other improvements, leases, rents, security deposits, and other rights and property known as the Kotura Building situated in Monterey Park, California.

     Registrant owns fee title to the Kotura Building and its 90,000 square feet of underlying land, free and clear of any liens and encumbrances. The property was built in 1985 and contains 22,250 net rentable square feet. The property was reconfigured in 2001 for use as office, design and development space for use pursuant to a net lease for the entire premises.

     The building is 100% leased to Kotura, Inc. (“Kotura”), a successor by merger to the tenant, LightCross, Inc., pursuant to a lease dated as of November 17, 2000. The initial term of the lease is ten (10) years from September 1, 2001, subject to two five-year renewal options. The amended lease requires approximate annual net rent of $458,970 until August 31, 2007 ($20.63 per square foot) and increases to $472,254 in the two-year period ending August 31, 2009 ($21.22 per square foot) and $486,070 in the two-year period ending August 31, 2011 ($21.85 per square foot). The lease requires payment of a fair market rental during any renewal periods. This lease is a net lease and, except for certain structural and mechanical conditions, the tenant is responsible for all costs, expenses, and obligations relating to the premises and the use, operation, occupancy, management, maintenance, and repair of the building, including insurance and real estate taxes.

     The sale price to be paid by Purchaser for the Kotura Building is $5,300,000 (the “Purchase Price”). The Purchase Price, plus or minus any closing adjustments, is payable in immediately available U.S. funds at the closing of the purchase and sale (the “Closing”). Purchaser is required to pay into escrow the sum of $100,000 (the “Deposit”), which will be held in an interest bearing account, as an earnest money deposit towards the Purchase Price. Closing of the purchase and sale of the Kotura Building will be in escrow through Chicago Title Insurance Company (“Escrow Holder”) and the balance of the Purchase Price will be released to Registrant upon recording of the deed or issuance of a title policy by the title company.

     Closing adjustments include utilities bills (any deposits remain Registrant’s), collected rents and other payments from tenants (any security deposits held by Registrant will be credited to Purchaser), real estate taxes, escrow and closing fees to Escrow Holder (which will be paid one-half by each of Registrant and Purchaser), and recording fees.

     Upon execution of the Kotura Sale Agreement, Purchaser was required to order a title commitment and a copy of all recorded documents referred to in the title commitment as exceptions to title; Purchaser has already received a survey of the building from Registrant. Any exceptions to title will be permitted unless Purchaser renders any objections in writing to Registrant on or before expiration of the Inspection Period. If, within three (3) Business Days from the date of any such objections, Registrant fails to elect to remove or satisfy any such objections or, with Purchaser’s approval, cause the title company to issue a title endorsement or “insure over” any such objection, or  if Registrant delivers a notice to Purchaser that such objections may not be cured, then Purchaser may either terminate the Kotura Sale Agreement or proceed to Closing and take title subject to any such objections. Registrant has until Closing to remove or cause the title company to insure over any such disapproved item, at Registrant’s expense.

     The sale of the Kotura Building is subject to Purchaser’s due diligence investigation. Purchaser has until December 1, 2006 (“Inspection Period”) to inspect the property and the due diligence documents, and to perform such other due diligence with respect to the Kotura Building as Purchaser reasonably deems necessary. Purchaser may notify Registrant and Escrow Holder, in writing, on or before the expiration of the Inspection Period, of its election to proceed or not to proceed with the purchase of the Kotura Building. If Purchaser notifies Registrant and Escrow Holder, on or before the expiration of the Inspection Period, of its decision not to proceed, the Kotura Sale Agreement will be terminated. If, on or before the expiration of the Inspection Period, Purchaser either notifies Registrant and Escrow Holder of its decision to proceed with the purchase of the Kotura Building or fails to notify Registrant and Escrow Holder of its decision, the Kotura Sale Agreement will not be terminated, the Deposit will become non-refundable, and Registrant and Purchaser will proceed to Closing.

     The Closing of the purchase and sale of the Kotura Building will occur on December 14, 2006, subject to extension by not more than five (5) days by each of Registrant and Purchaser.

     Upon the Closing, Purchaser will release Registrant from and waive all claims and liability which Purchaser may have against Registrant for any structural, physical and environmental condition of the Kotura Building including, without limitation, the presence, discovery, or removal of any hazardous materials in, at, about, or under the Kotura Building.

     Registrant will pay sales commissions to third parties (including Purchaser’s agent) aggregating $424,000 in connection with the sale of the Kotura Building to Purchaser. Registrant must also pay escrow fees, transfer taxes, title insurance premium, and other customary closing costs estimated to aggregate $100,000 in connection with a sale of the Kotura Building. Registrant acquired the Kotura Building in July 1986 for a purchase price of approximately $4,182,000, inclusive of acquisition fees. At December 31, 2005, the Kotura Building had a book value estimated at approximately $3,967,000, net of accumulated depreciation.

     Registrant intends to use the net proceeds from the sale of the Kotura Building to augment working capital and reduce accounts payable and accrued expenses. To the extent Registrant is able to sell its properties in New York, New York and San Antonio, Texas as part of a plan of dissolution and liquidation, any remaining proceeds from a sale of the Kotura Building would be available for distribution to Registrant’s partners and unitholders.

     There is no assurance that Purchaser will approve the due diligence investigation or consummate a purchase of the Kotura Building or the final terms of any such transaction.

     Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Purchase and Sale Agreement dated as of November 17, 2006 between 475 Fifth Avenue Limited
Partnership and 350 Park TMG LLC.

	10.2	Purchase and Sale Agreement dated as of November 20, 2006 between Registrant and Heartland
Investments, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE REALTY INCOME
FUND I, L.P.

By: 1345 Realty Corporation,
Corporate General Partner

By:	/s/ Robert F. Gossett, Jr.
Name: Robert F. Gossett, Jr.
Title: President

Dated: November 24, 2006